EXHIBIT 99.1

Lotus Pharmaceuticals, Inc. Reports First Quarter 2009 Financial Results

BEIJING, May 18 /PRNewswire-Asia-FirstCall/ -- Lotus Pharmaceuticals, Inc. (OTC Bulletin Board: LTUS) (“Lotus” or the “Company”) a company that controls and operates pharmaceutical companies in the People’s Republic of China (“PRC”), today reported its financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Highlights and Recent Developments:

●	Diluted EPS of $0.07

●	Net income of $3.6 million, up 258% from first quarter 2008

●	Improved cash flows from operating activities of $7.0 million, up $10.6 million from first quarter 2008

●

Submitted application and received formal notice from the Chinese State Food and Drug Administration (“SFDA”) that it has started pre-clinical evaluation of Gliclazide-Controlled Release Tablets (antidiabetic agent)

●

Participated in the April 2009 61st PHARMCHINA in Zhengzhou, the largest exhibition in Chinese pharmaceutical industry with a history of over 30 years, and entered sales agreements with 5 new distributors which the Company believes may increase the Company’s market share

●	Completed integration of Yipubishan-Octreotide Acetate Injection’s distribution channels

●	Appointed Ms. Yan Zeng as fulltime CFO and Bagell, Josephs, Levine & Company, L.L.C. as new independent auditor

Revenues for the first quarter of 2009 increased 1% to $11.8 million, up from $11.7 million in the first quarter of 2008. Both wholesale revenues (76% of total net revenues for the first quarter of 2009) and retail revenues (18% of total net revenues for the first quarter of 2009) increased 6%, but other revenues (6% of total revenues for the first quarter of 2009) decreased 41% for the first quarter of 2009 as compared to the first quarter of 2008. The increase in wholesale revenues was mainly attributed to strong sales in Valsartan Capsules, Brimonidine Tartrate Eye Drops and Yipubishan-Octreotide Acetate Injection. The Company holds intellectual property rights to these three drugs and the Company believes these drugs have gained an excellent reputation among users for their safety, efficacy and stability. Under the Company’s newly adjusted pricing policy for the year of 2009, average unit selling price decreased 38% in the first quarter of 2009 over the same period of 2008, and 67% increase in wholesale volume over the first quarter 2008.

The increase in retail revenues was attributable to the following four factors:

1) China has carried out pilot health care reforms to separate drugs dispensing and medical practice in the past three years, as a result, some prescription drugs are no longer only available in hospitals, but can be purchased at retail pharmacies;

2) Liang Fang is headquartered in Beijing where the local government allocates pharmacies in a way such that each pharmacy serves a residential community of around 20,000 people;

3) Consumers’ purchasing power increases; and

4) Liang Fang established at the end of last year an OTC division responsible for promoting OTC drugs to pharmacies in Beijing, not limited to Liang Fang’s ten drugs stores.

The decrease in other revenues was mainly due to the decrease in lab testing services, research and development and manufacturing for third parties as many of the Company’s repeat customers have built new facilities to make their own drugs. The Company believes other revenues will continue to decline for the rest of the year.

Gross profit in the first quarter increased 68% year over year to $6.6 million from $3.9 million. Gross margin increased to 56% in the first quarter 2009 from 34% of total net revenues in the prior year period. The increase in gross profit was attributable to the decrease in cost of sales as a percentage of revenue. The decrease in cost of sales as a percentage of revenue was primarily the result of improved purchase pricing management and more efficient production cost controls.

“Our products are of medical necessity and long-term control. Our goal is to improve health and quality of life. We are committed to increasing long term shareholders’ value with our growth strategy of expanding geographically, building strong brands, bringing new drugs to the market, and reaching out new customers while adding value for our customers through the leverage of economies of scale.” commented Dr. Zhongyi Liu, Chairman and CEO of Lotus. “We believe that the implementation of our cost reduction strategy and customer-centered strategy work have helped us to gain market share in sales units and improve managerial efficiency.”

Total operating expenses for the first quarter 2009 were $2.4 million, a decrease of $9,974 from the first quarter of 2008. This decrease was principally a result of zero third party research and development expenses occurred, which was offset by the increase of selling expenses, general and administrative expenses.

Net income for the 2009 first quarter was $3.6 million, or $0.07 per diluted share, compared with $1.0 million, or $0.02 per diluted share, in the first quarter of 2008.

The Company’s cash position at the end of the first quarter was $1.2 million.

Dr. Liu commented, “The majority of our wholesale customers pay us upfront and our business has no problem in generating cash quickly. Although we have historically funded our capital expenditures from our working capital, we are seeking financing for expansion needs.

“We believe that our growth will benefit from the Chinese government’s $124.3 billion universal health plan package which we believe will generate increased demand for our products. We also believe we may benefit from the Chinese government’s May 13 endorsement of 62.8 billion yuan (or $9.2 billion) by 2010 into stimulating the country’s biological technology development in areas including medicine. This is another move that China has made to manage and maintain steady growth amid the global economic downturn,” said Dr. Liu.

“We continue to bring meaningful innovated medicine to commercialization, and improve our marketing efforts in ways that we believe will strengthen our portfolio for the long term,” said Dr. Liu. “We are pleased to have submitted and received the notification from the SFDA for its start of pre-clinical evaluation of Gliclazide. This indicates our first step taken towards commercializing Gliclazide. Gliclazide is a modified controlled-release antidiabetic drug to treat type 2 diabetes. The market size of diabetes drugs is estimated to be around $1 billion in China(1) and continues to grow as living standards have improved. We believe the market demand for Gliclazide should remain strong until 2020.”

Dr. Liu added, “We are pleased with the addition of Ms. Yan Zeng as a fulltime CFO. She brings more than ten years of managerial and financial expertise to the Company. Mr. Adam Wasserman ‘s resignation as CFO was effective April 30 and he continues to serve as a financial consultant for the Company. I want to thank him for his important contributions during the past two years. We believe that appointment of Bagell, Josephs, Levine as the Company’s new independent auditor will help the Company improve its financial reporting.”

_________

(1) Source: CHINA ANTI-DIABETIC DRUG MARKET REPORT prepared by Life Science Intelligence

2009 Earnings Guidance

For the fiscal year 2009, Lotus maintains its forecast of net income to range from $16.6 million and $17.9 million, and expects sales to range from $55.4 to $59.7 million. This expectation is based on the assumption that the Company benefits from the tax preferential policy offered in Inner Mongolia, strong profitability due to cost saving initiatives, and continued growth in demand for the Company’s prescription and OTC drugs.

About Bagell, Josephs, Levine & Company, L.L.C. (“BJL”)

Certified Public Accountants and Business Consultants, a top 100 SEC Audit Firm headquartered in Marlton, New Jersey, BJL assists clients world-wide including publicly-traded companies, privately-held enterprises and high net worth individuals who have chosen BJL for its knowledge, responsiveness and experienced professionals. Recently, BJL expanded its footprint beyond the United States by opening an office in Beijing, China. More information about BJL’s approach to business challenges can be found at http://www.bjlcpas.com.

About Lotus Pharmaceuticals, Inc. http://www.lotuspharma.com )

Lotus Pharmaceuticals, Inc. controls and operates Liang Fang Pharmaceutical, Ltd. (“Liang Fang”) and En Ze Jia Shi Pharmaceutical, Ltd. (“En Ze Jia Shi”), two pharmaceutical companies located in Beijing, China. Together, Liang Fang and En Ze Jia Shi (collectively referred to as “Lotus East”) undertake the development, production, marketing and distribution of pharmaceutical products. The Company believes Lotus East has some of the most advanced pharmaceutical production equipment in China and its manufacturing facilities meet national Good Manufacturing Practices. The Company distributes its own portfolio of drugs and pharmaceutical products produced by other manufacturers in the PRC through an extensive national distribution network. Lotus owns ten pharmacies in Beijing through which it directly sells over 5,000 western drugs, Traditional Chinese Medicines and medical equipment items.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intent,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may,” or words or expressions of similar meaning. Such statements are not guarantees of future performance and could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including, but not limited to, changes from anticipated levels of sales, future national or regional economic and competitive and regulatory conditions, changes in relationships with customers, access to capital, increased costs, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, the time to get new drugs approved by the SFDA and other factors. Additional information regarding risks can be found in the Company’s Annual Report on Form 10K and its older filings with the SEC. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

For further information, please contact:

Lotus Pharmaceuticals, Inc.

Yan Zeng, CFO

Tel:	+86-10-6389-9868
Email:	zybjlfyy@163.com
Web:	http://www.lotuspharma.com

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,228,769	$1,278,808
Accounts receivable, net of allowance for doubtful accounts	1,395,054	6,132,912
Other receivable	15,777	15,757
Other receivable-employee	730,396	—
Other receivable-related party	—	2,027,954
Inventories, net of reserve for obsolete inventory	3,726,128	3,787,802
Prepaid expenses and other assets	77,380	121,274
Deferred debt costs	364,894	398,067

Total Current Assets	7,538,398	13,762,574

PROPERTY AND EQUIPMENT – Net	9,591,554	7,554,817

OTHER ASSETS
Deposit on patent license	2,921,585	2,917,919
Installments on intangible assets	35,301,508	38,175,134
Intangible assets, net of accumulated amortization	8,885,346	1,231,730
Deferred debt costs	—	66,344

Total Assets	$64,238,391	$63,708,518

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$856,345	$2,170,165
Taxes Payable	1,994,388	5,015,908
Unearned revenue	794,516	565,629
Due to related parties	1,715,742	1,588,689
Series A convertible redeemable preferred stock, $.001 par value; 10,000,000 shares authorized; 6,206,890 and 5,747,118 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively, net	4,341,124	—

Total Current Liabilities	9,702,115	9,340,391

LONG-TERM LIABILITIES:
Due to related parties	460,150	525,225
Notes payable - related parties	5,062,803	5,056,451
Series A convertible redeemable preferred stock, $.001 par value; 10,000,000 shares authorized; 6,206,890 and 5,747,118 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively, net	—	3,652,341

Total Liabilities	15,225,068	18,574,408

SHAREHOLDERS’ EQUITY:
Common stock ($.001 par value; 200,000,000 shares authorized; 43,377,932 and 42,420,239 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively)	43,378	42,420
Additional paid-in capital	11,802,423	11,554,381
Statutory reserves	4,167,174	3,750,529
Retained earnings	28,708,994	25,557,537
Other comprehensive gain - cumulative foreign currency translation adjustment	4,291,354	4,229,243

Total Shareholders’ Equity	49,013,323	45,134,110

Total Liabilities and Shareholders’ Equity	$64,238,391	$63,708,518

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2009	2008

NET REVENUES:
Wholesale	$8,940,405	$8,437,298
Retail	2,137,188	2,016,547
Other revenues	746,694	1,255,332

Total Net Revenues	11,824,287	11,709,177

COST OF SALES	5,186,158	7,768,425

GROSS PROFIT	6,638,129	3,940,752

OPERATING EXPENSES:
Selling expenses	1,701,799	1,122,337
Research and development	—	710,225
General and administrative	747,206	626,417

Total Operating Expenses	2,449,005	2,458,979

INCOME FROM OPERATIONS	4,189,124	1,481,773

OTHER INCOME (EXPENSE):
Debt issuance costs	(99,517)	(62,886)
Interest income	1,319	561
Interest expense	(448,097)	(423,349)

Total Other Income (Expense)	(546,295)	(485,674)

INCOME BEFORE INCOME TAXES	3,642,829	996,099

INCOME TAXES	74,727	—

NET INCOME	$3,568,102	$996,099

COMPREHENSIVE INCOME:
NET INCOME	3,568,102	996,099

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	62,111	1,454,203

COMPREHENSIVE INCOME	$3,630,213	$2,450,302

NET INCOME PER COMMON SHARE:
Basic	$0.08	$0.02
Diluted	$0.07	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	43,048,060	42,035,958
Diluted	49,254,950	47,783,076

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,568,102	$996,099
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	362,467	148,884
Amortization of deferred debt issuance costs	99,517	62,512
Amortization of debt discount	—	208,355
Amortization of discount on convertible redeemable preferred stock	288,783	84,709
Amortization of prepaid expense attributable to warrants	14,849	—
Increase in allowance for doubtful accounts	—	53,305
Changes in assets and liabilities:
Accounts receivable	4,744,877	(115,927)
Inventories	66,423	(3,161,360)
Prepaid expenses and other current assets	1,329,083	(2,012,656)
Accounts payable and accrued expenses	(666,522)	(98,515)
Taxes payable	(3,027,383)	41,792
Unearned revenue	228,143	217,749
Advances from customers	—	(35,197)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	7,008,339	(3,610,250)

CASH FLOWS FROM INVESTING ACTIVITIES:
Installments on intangible assets	2,921,162	—
Purchase of intangible asset	(7,887,138)	—
Purchase of property and equipment	(2,153,243)	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(7,119,219)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment for convertible debt	—	(2,520,000)
Proceeds from sale of convertible redeemable peferred stocks	—	5,000,000
Payment of debt issuance costs	—	(468,568)
Proceeds from related party advances	59,314	357,382

NET CASH PROVIDED BY FINANCING ACTIVITIES	59,314	2,368,814

EFFECT OF EXCHANGE RATE ON CASH	1,527	272,856

NET (DECREASE) INCREASE IN CASH	(50,039)	(968,580)

CASH - beginning of period	1,278,808	4,557,957

CASH - end of period	$1,228,769	$3,589,377

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

Non-cash investing and financing activities:
Warrants issued for prepaid financing costs and consulting expense	$—	$505,752
Common stock issued for prior compensation	$249,000	$—
Common stock issued for conversion of convertible debt	$—	$250,000
Debt discount for grant of warrants and beneficial conversion feature	$—	$2,033,025
Preferred stock issued for dividend payable	$400,000	$—

SOURCE Lotus Pharmaceuticals, Inc.